Exhibit 1.1

Execution Version

IBIO, INC.

(a Delaware corporation)

Pre-Funded Warrants to Purchase 71,540,000 Shares of Common Stock (or Pre-Funded Warrants in lieu thereof)

Series G Warrants to Purchase (i) 35,770,000 Shares of Common Stock (or Pre-Funded Warrants in lieu thereof) and (ii) Series H Warrants to Purchase 35,770,000 Shares of Common Stock (or Pre-Funded Warrants in lieu thereof)

UNDERWRITING AGREEMENT

August 19, 2025

Leerink Partners LLC

as Representative of the several Underwriters

c/o Leerink Partners LLC

1301 Avenue of the Americas, 5th Floor

New York, NY 10019

Ladies and Gentlemen:

iBio, Inc., a Delaware corporation (the “Company”), confirms its agreement with Leerink Partners LLC (“Leerink Partners”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for which Leerink Partners is acting as representative (in such capacity, the “Representative”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers set forth in Schedule A hereto of (i) pre-funded warrants, substantially in the form of Annex A hereto, to purchase an aggregate of 71,540,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), with an exercise price of $0.001 per share (“Pre-Funded Warrants”), and (ii) Series G warrants, substantially in the form of Annex B hereto (“Series G Warrants”), to purchase (A) an aggregate of up to 35,770,000 shares of Common Stock (or Pre-Funded Warrants in lieu thereof) and (B) Series H warrants, substantially in the form of Annex C hereto (“Series H Warrants”), to purchase an aggregate of up to 35,770,000 shares of Common Stock (or Pre-Funded Warrants in lieu thereof), with an exercise price of $0.70 per share and accompanying Series H Warrant (or $0.699 per Pre-Funded Warrant and accompanying Series H Warrant). Each Series G Warrant can be exercised for one-half of a share of Common Stock and one accompanying Series H Warrant. Each Series H Warrant can be exercised for one-half of a share of Common Stock, and has an exercise price of $0.70 per share (or $0.699 per Pre-Funded Warrant). As used herein, the “Securities” means the Pre-Funded Warrants, Series G Warrants and Series H Warrants and “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Securities.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-280680), covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations of the Commission promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement was declared effective on August 6, 2024. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

As used in this Agreement:

“Applicable Time” means 7:30 A.M., New York City time, on August 19, 2025 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act or Rule 163B under the 1933 Act Regulations.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1.          Representations and Warranties.

(a)           Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i)             Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act, including General Instruction I.B.1 of Form S-3. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued by the Commission and no proceedings for any of those purposes have been instituted by the Commission or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with the offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

The Registration Statement, any preliminary prospectus and the Prospectus, and the filing of the Registration Statement, any preliminary prospectus and the Prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization.

(ii)            Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto, including any prospectus wrapper) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first sentence of the fifth paragraph and the second sentence of the twelfth paragraph, under the caption “Underwriting,” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)           Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. No filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) has been, or will be, filed with the Commission in accordance with the requirements of the 1933 Act and the 1933 Act Regulations. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule B-2 hereto, and electronic road shows, if any, each furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any issuer free writing prospectus.

(iv)          Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act Regulations or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act Regulations and (B) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule B-3 hereto.

(v)           Company Not Ineligible Issuer. At the time of filing the Registration Statement and (ii) at the time of the execution of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)          Independent Accountants. To the Company’s knowledge, Grassi & Co. CPAs, P.C. is (i) an independent public accountant as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (United States) (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the 1933 Act, and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. Such accountants have not been engaged by the Company to perform any “prohibited activities” or provided to the Company any “non-audit services” (as defined in Section 10A of the 1934 Act).

(vii)         Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with Regulation S-X under the 1933 Act and present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries (as defined below) at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii) under the 1933 Act Regulations) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(viii)        Compliance with the Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ix)           No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or prospects of the Company and its Subsidiaries (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, (C) there have been no material liabilities or obligations, direct or contingent, entered into by the Company or any of its Subsidiaries and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(x)            Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified or in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xi)           Good Standing of the Company’s Subsidiaries. Each subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified or in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All of the issued and outstanding share capital or other equity or ownership interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or adverse claim. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the entities listed on Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K filed with the Commission.

(xii)          Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, (A) pursuant to this Agreement and the Securities, (B) pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (C) pursuant to the conversion of convertible securities, exercise of options or vesting of restricted stock units referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiii)         Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby has been duly and validly taken.

(xiv)        Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Securities in a number sufficient to meet the current exercise requirements. The Warrant Shares, when issued and delivered upon exercise of the Securities in accordance therewith, will be validly issued, fully paid and nonassessable, and the issuance of the Warrant Shares is not subject to any preemptive or similar rights. The issuance and sale of the Securities as contemplated hereby will not cause any holder of any share capital, securities convertible into or exchangeable or exercisable for share capital or options, warrants or other rights to purchase share capital or any other securities of the Company to have any right to acquire any shares of capital stock of the Company. The Common Stock and the Securities conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder. There are no restrictions upon the voting or transfer of the Common Stock under the Company’s certificate of incorporation, as amended, second amended and restated bylaws or any agreement or other instrument to which the Company is a party or otherwise filed as an exhibit to the Registration Statement.

(xv)          Registration and Other Rights. There are no persons with registration rights, participation rights, rights of first refusal, rights of first offer or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, or otherwise to purchase the Securities offered hereby.

(xvi)         Absence of Violations, Defaults and Conflicts. Neither the Company nor any Subsidiary is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which either of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), which default or violation would, with respect to clauses (B) and (C,) reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Securities, and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a material breach of, or material default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its Subsidiaries pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or its Subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its Subsidiaries.

(xvii)        Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the 1934 Act and listed on the Nasdaq Capital Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the Nasdaq Capital Market, nor has the Company received any notification that the Commission or Nasdaq Capital Market is contemplating terminating such registration or listing except as otherwise stated in the Registration Statement, the General Disclosure Package or the Prospectus,. Except as otherwise stated in the Registration Statement, the General Disclosure Package or the Prospectus, the Company is in compliance with all applicable listing requirements of the Nasdaq Capital Market.

(xviii)       Absence of Labor Dispute. No labor dispute with the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xix)         Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, any action, suit proceeding, inquiry or investigation before or brought by the U.S. Food and Drug Administration (the “FDA”) or the European Medicines Agency (the “EMA”)) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or its Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the Securities or the performance by the Company of its obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xx)          Accuracy of Exhibits. There are no statutes, regulations, contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxi)          Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Securities, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NASDAQ Stock Market LLC, state securities laws or the rules of FINRA.

(xxii)        Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them (including, without limitation, all such permits, licenses, approvals, consents and other authorizations required by the FDA, the EMA, or any other federal, state, local or foreign agencies or bodies engaged in the regulation of clinical or preclinical studies, pharmaceuticals, biologics, biohazardous substances or activities related to the business now operated by the Company and its Subsidiaries). The Company and its Subsidiaries are in compliance with the material terms and conditions of all Governmental Licenses. The Company has fulfilled and performed all of its material obligations with respect to the Governmental Licenses and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company as a holder of any permit. All of the Governmental Licenses are valid and in full force and effect. Neither the Company nor its Subsidiaries has received any written or, to the Company’s knowledge, oral notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii)       Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or its Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such Subsidiary has any written or, to the Company’s knowledge, oral notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiv)       Title to Intellectual Property. The Company owns or has valid, binding and enforceable licenses or other rights under the patents, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary for, or used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Intellectual Property”); the patents, trademarks, and copyrights, if any, included within the Intellectual Property are valid, enforceable, and subsisting; (A) neither the Company nor any of its Subsidiaries is obligated to pay a material royalty, grant a license to, or provide other material consideration to any third party in connection with the Intellectual Property, (B) neither the Company nor any of its Subsidiaries has received any written or, to the Company’s knowledge, oral notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s drug candidates, services, processes or Intellectual Property, (C) Neither the sale nor use of any of the discoveries, inventions, drug candidates, services or processes of the Company and its Subsidiaries referred to in the Registration Statement, the General Disclosure Package or the Prospectus or the conduct of their respective businesses, and the proposed conduct of their businesses do or will infringe, misappropriate or violate any right or valid patent claim of any third party, (D) none of the technology employed by the Company has been obtained or is being used by the Company in material violation of any contractual obligation binding on the Company or, to the Company’s knowledge, upon any of its officers, directors or employees or otherwise in violation of the rights of any persons, (E) no third party has any ownership right or other right in or to any Intellectual Property that is owned by the Company, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”) and any co-owner of any patent application constituting Intellectual Property who is named in such patent application, and no third party has any ownership right in or to any Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Intellectual Property, (F) there is no material infringement by third parties of any Intellectual Property, (G) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and (H) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property. The Company has been and is in compliance with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect. The Intellectual Property is free and clear of all material liens, security interests, or encumbrances, other than non-exclusive licenses granted in the ordinary course of business.

(xxv)        Patents and Patent Applications. All patents and patent applications owned by or licensed to the Company or under which the Company has rights have been duly and properly filed and maintained; the parties prosecuting such patent applications have complied with their duty of candor and disclosure to the USPTO in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications. The Intellectual Property of the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. All patents and patent applications owned by the Company and filed with the USPTO or any foreign or international patent authority (the “Company Patent Rights”) and all patents and patent applications in-licensed by the Company and filed with the USPTO or any foreign or international patent authority (the “In-licensed Patent Rights”) have been duly and properly filed; there are no material defects in any of the patents or patent applications, trademark applications or trademark registration, or copyright registrations included in the Intellectual Property. There is no infringement, misappropriation or other violation by third parties of any Intellectual Property owned by the Company or its Subsidiaries; the Company has complied with its duty of candor and disclosure to the USPTO for the Company Patent Rights and, to the Company’s knowledge, the licensors of the In-licensed Patent Rights have complied with their duty of candor and disclosure to the USPTO for the In-licensed Patent Rights. The Company and its Subsidiaries have taken all reasonable steps to protect, maintain and safeguard the Intellectual Property, including payment of applicable maintenance fees, filing of applicable statements of use, timely responding to office actions, complying with the duties of candor and good faith required by the USPTO, and the disclosure of any required information, and the execution of appropriate nondisclosure, confidentiality agreements, invention or intellectual property assignments or assignment agreements with their employees, consultants and contractors. All personnel (including founders, current and former employees, consultants, contractors, representatives, and agents) involved in the development of Intellectual Property have signed written and enforceable confidentiality and invention assignment agreements with the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries either (A) has obtained sole and exclusive ownership of such Intellectual Property, or (B) has obtained a valid right to exploit such Intellectual Property, sufficient for the conduct of the business as currently conducted and as proposed to be conducted. No employee, consultant or independent contractor of the Company or any of its Subsidiaries is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor, where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or any of its Subsidiaries or actions undertaken while employed or engaged with the Company or any of its Subsidiaries. The Company and each of its Subsidiaries have taken reasonable measures to protect their confidential information and trade secrets, including the execution of appropriate nondisclosure and confidentiality agreements.

(xxvi)       FDA Compliance. The Company and its Subsidiaries and their respective directors, officers, employees, agents, affiliates and representatives (A) are and at all times have been in material compliance with all statutes, rules or regulations of the FDA and other comparable Governmental Entities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (B) have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or written or, to the Company’s knowledge, oral notice from the FDA or any Governmental Entity alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (D) have not received written or, to the Company’s knowledge, oral notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any Governmental Entity or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received written or, to the Company’s knowledge, oral notice that the FDA or any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any Governmental Entity is considering such action; and (F) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission). Neither the Company nor its Subsidiaries nor any of its or their respective directors, officers, employees, agents or clinical investigators, has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion, or has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 42 U.S.C. § 1320a-7 or 21 U.S.C. § 335a. The Company has not failed to file with the FDA or any Governmental Entity any required filing, declaration, listing, registration, report or submission with respect to the Company’s product candidates that are described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed, or amended or supplemented in material compliance with applicable laws; and no material deficiencies regarding compliance with applicable law have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, or amendments or supplements thereof.

(xxvii)      Compliance with Health Care Laws. The Company and its Subsidiaries and its and their respective directors, officers, employees, agents and clinical investigators, have operated and currently is in compliance with all applicable health care laws, rules and regulations (except where such failure to operate or non-compliance would not, singly or in the aggregate, result in a Material Adverse Effect), including, without limitation, (i) the Federal, Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (ii) all applicable federal, state, local and all applicable foreign healthcare related fraud and abuse laws, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, the healthcare fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a); (iii) HIPAA, as amended by the Health Information Technology for Economic Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the regulations promulgated pursuant to such laws; and (v) any other similar local, state, federal, or foreign laws (collectively, the “Health Care Laws”). Neither the Company nor its Subsidiaries nor any of its of their respective officers, directors, employees or agents have engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal healthcare program. The Company has not received written notice or other correspondence of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action (“Action”) from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. The Company is not a party to and does not have any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental or regulatory authority. Additionally, neither the Company nor its Subsidiaries nor any of its of their respective employees, officers or directors, has been excluded, suspended or debarred from participation in any U.S. state or federal health care program or human clinical research or is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(xxviii)     Product Manufacturing. The manufacture of the Company’s product candidates and third-party product candidates, whether by or on behalf of the Company or any of its Subsidiaries, is and has been conducted in compliance in all material respects with all applicable Health Care Laws, including, without limitation, the FDA’s current good manufacturing practice and good laboratory practices regulations for products prepared for clinical trials or sold in the United States, and the respective counterparts thereof promulgated by governmental authorities in countries outside the United States. Neither the Company nor any of its Subsidiaries has had any product or manufacturing site (whether Company-owned or that of a contract manufacturer for the Company’s products) subject to a governmental authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form-483 or other governmental authority written or, to the Company’s knowledge, oral notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company’s products, processes or operations, or similar correspondence or written or, to the Company’s knowledge, oral notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable Health Care Laws. To the Company’s knowledge, neither the FDA nor any other governmental authority is considering such action.

(xxix)        Environmental Laws. Except for violations or non-compliance that would not reasonably be expected to result in a Material Adverse Effect (A) Neither the Company nor any Subsidiary is or was in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, written or, to the Company’s knowledge, oral notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws.

(xxx)        Accounting Controls and Disclosure Controls. The Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the rules and regulations of the Commission under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. The Company and each of its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. Since the date of the latest audited financial statements included in the General Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxi)        Tests and Preclinical and Clinical Trials. The studies, tests and preclinical studies and clinical trials conducted by or on behalf of the Company were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols submitted to the FDA or any foreign governmental body exercising comparable authority, procedures and controls pursuant to accepted professional scientific standards and all Authorizations and Applicable Laws, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder (collectively, “FFDCA”); the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and, the Company has not received any written or, to the Company’s knowledge, oral (A) notices or (B) correspondence from the FDA or any Governmental Entity requiring the termination or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, copies of which communications have been made available to you.

(xxxii)       Payment of Taxes. All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in conformity with GAAP. The United States federal income tax returns of the Company through the fiscal year ended June 30, 2024 have been settled and no assessment in connection therewith has been made against the Company. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are, in conformity with GAAP, adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency that could reasonably be expected to be determined adversely to the Company or its Subsidiaries and that could reasonably be expected to have) a Material Adverse Effect and no audit or other examination of or with respect to any tax return or taxes of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of any request for an audit or other examination that has not been finally resolved.

(xxxiii)     Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxiv)     Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxv)      Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxvi)     Foreign Corrupt Practices. None of the Company or any of its Subsidiaries or affiliates, or to the Company’s knowledge, any director, officer, employee, agent or other person associated with or acting on behalf of the Company or any of its Subsidiaries or affiliates has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption laws (collectively with the FCPA, “Foreign Corrupt Practices Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company has and, its affiliates have conducted their businesses in compliance with the Foreign Corrupt Practices Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds, in any manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of applicable Foreign Corrupt Practices Laws.

(xxxvii)    Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxviii)   OFAC. None of the Company or any of its Subsidiaries, or to the Company’s knowledge, any director, officer, employee agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company and its Subsidiaries have not engaged in, are not now engaged in and will not engage in any dealings or transactions involving any country or territory subject to Sanctions or any person or entity, that, at the time of such dealing or transaction, is or was the subject or the target of Sanctions; the Company and its Subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions.

(xxxix)      Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any banking or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xl)           Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xli)          Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) included or incorporated by reference in any of the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlii)         Maintenance of Rating. The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act).

(xliii)        Privacy and Data Protection. The Company and its Subsidiaries have operated their business in a manner compliant in all material respects with all United States federal, state, local and non-United States privacy, data security and data protection laws and regulations applicable to the Company’s collection, use, transfer, protection, disposal, disclosure, handling, storage and analysis of personal data (“Privacy Laws”). The Company and its Subsidiaries have been and are in compliance in all material respects with internal policies and procedures designed to protect the integrity and security of the personal data collected, handled or stored in connection with its business; the Company and its Subsidiaries have been and are in compliance in all material respects with all Company internal policies and procedures relating to compliance with applicable Health Care Laws that govern privacy and data security and take, and have taken reasonably appropriate steps designed to maintain compliance with such policies and procedures. The Company and its Subsidiaries have taken reasonable steps to maintain the confidentiality of its personally identifiable information, protected health information, consumer information and other confidential information of the Company, its Subsidiaries and any third parties in its possession (“Sensitive Company Data”). The tangible or digital information technology systems (including computers, screens, servers, workstations, routers, hubs, switches, networks, data communications lines, technical data and hardware), software and telecommunications systems used or held for use by the Company and its Subsidiaries (the “Company IT Assets”) are (A) adequate and operational for, in material conformance with their documentation and functional specifications, the business of the Company and its Subsidiaries as currently operated as described in the Registration Statement, the General Disclosure Package and the Prospectus and (B) to the knowledge of the Company, free and clear of Trojan horses, time bombs, malware, harmful code or other corruptants. The Company and its Subsidiaries have used reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business consistent with industry standards and practices in all material respects, including, without limitation, for the Company IT Assets and data held or used by or for the Company and its Subsidiaries. The Company and its Subsidiaries have not suffered or incurred any security breaches, compromises or incidents with respect to any Company IT Asset or Sensitive Company Data; and there has been no unauthorized or illegal use of or access to any Company IT Asset or Sensitive Company Data by any unauthorized third party. The Company and its Subsidiaries have not been required to notify any individual of any information security breach, compromise or incident involving Sensitive Company Data. The Company and its Subsidiaries have at all times complied in all material respects with all of the following, as they relate to the protection, collection, use, disclosure, transfer, storage, disposal, confidentiality, integrity, availability, processing, privacy and security of Company IT Assets and Sensitive Company Data: (A) Privacy Laws; (B) all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority; (C) internal or external policies; and (D) contractual obligations (collectively, “Data Protection Requirements”). The Company and each of its Subsidiaries (A) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, Data Protection Requirements, (B) have no knowledge of any fact or circumstance that would reasonably indicate the Company or one of its Subsidiaries is not in compliance with any of the Data Protection Requirements; (C) are not currently participating, in whole or in part, in any investigation, remediation or other corrective action relating to any of the Data Protection Requirements; and (D) are not a party to any order, decree or agreement by any court or arbitrator or governmental or regulatory authority that imposes any obligation or liability relating to any Data Protection Requirement.

(xliv)       No Broker Fees. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities contemplated hereby.

(xlv)         ERISA. (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (D) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (E) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (F) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (G) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (H) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (I) none of the following events has occurred or is reasonably likely to occur: (1) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (2) a material increase in the Company and its Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its Subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (A) through (I) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(xlvi)        Smaller Reporting Company Status. From the time of the initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any individual or entity authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is a “smaller reporting company,” as defined in Rule 12b-2 under the 1934 Act Regulations and in Rule 405 under the 1933 Act Regulations.

(xlvii)      Outbound Investments. Neither the Company nor any of its Subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its Subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity” or “covered transaction,” as such terms are defined in 31 C.F.R. § 850.208 and 31 C.F.R. § 850.209, respectively, any other activity that would cause the Underwriters to be in violation of the Outbound Investment Rules or cause the Underwriters to be legally prohibited by the Outbound Investment Rules from performing under this Agreement (“Covered Activity”). Neither the Company nor any of its Subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. The Company does not have any joint ventures that engages in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity. For the purpose of this Agreement, “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation as of the date of this Agreement, and as codified at 31 C.F.R. §850.101 et seq.

(b)          Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.           Sale to Underwriters; Delivery; Closing.

(a)           Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule A, that number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)           Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Securities shall be made at the offices of Covington & Burling LLC, 620 Eighth Avenue, New York, NY 10018 or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (New York City time) on August 22, 2025 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called, the “Closing Time”). The Company shall physically deliver, or cause to be delivered, the Securities as set forth below according to instructions of the Representative at or prior to the Closing Time.

Notwithstanding the foregoing, the Company and the Representative shall instruct purchasers of the Pre-Funded Warrants and Series G Warrants to make payment for the Pre-Funded Warrants and Series G Warrants at the Closing Time to the Company by wire transfer in immediately available funds to the account specified by the Company at a purchase price of $0.699 per Pre-Funded Warrant and accompanying Series G Warrant, in lieu of payment by the Underwriters for such Pre-Funded Warrants and Series G Warrants, and the Company shall deliver the Pre-Funded Warrants and Series G Warrants to such purchasers at the Closing Time in definitive paper form against such payment, in lieu of the Company’s obligation to deliver the Pre-Funded Warrants and Series G Warrants to the Representative. At the Closing Time, the Company shall make payment to the Representative by wire transfer of immediately available funds to a bank account designated by the Representative in an amount equal to $0.042 per Pre-Funded Warrant and accompanying Series G Warrant. In the event that any purchaser of the Pre-Funded Warrants and Series G Warrants fails to make payment to the Company for all or part of the Pre-Funded Warrants and Series G Warrants at the Closing Time, the Representative shall make payment to the Company for such Pre-Funded Warrants and Series G Warrants at the purchase price to be paid by the several Underwriters as set forth on Schedule A and the Company shall deliver the corresponding Pre-Funded Warrants and Series G Warrants to or as directed by the Representative.

(c)           Leerink Partners, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities or to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.           Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representative as soon as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any document incorporated by reference therein) or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities or at any time prior to the date on which the Securities are no longer outstanding, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)           Delivery of Registration Statements. The Company has furnished or, if requested, will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)           Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)          Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in all material respects in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(h)          Listing. The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Warrant Shares) on the Nasdaq Capital Market except in the case of a sale of substantially all of the assets of the Company, a merger or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or any transaction or series of related transactions as a result of which any person (together with its Affiliates) acquires then outstanding securities of the Company representing more than fifty percent (50%) of the voting control of the Company.

(i)            Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file or confidentially submit any registration statement under the 1933 Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any such swap, agreement or other transaction described in clauses (i) and (ii). The foregoing sentence shall not apply to (A) the Securities to be sold hereunder; (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a convertible security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus; (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus; (D) any shares of Common Stock issued pursuant to any existing non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus; or (E) the filing by the Company of any registration statement on Form S-8 or a successor form thereto.

(j)            Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(k)           Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l)            Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(m)          Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the issue and sale of the Securities.

(n)          Transfer Agent. The Company has engaged and will maintain, at its sole expense, a transfer agent and registrar for the Common Stock.

(o)           SEC Correspondence. The Company agrees to supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the 1933 Act or any of the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(p)           Warrant Matters. The Company shall, at all times while any Securities are outstanding: (i) use reasonable best efforts to maintain a registration statement covering the issue and sale of the Warrant Shares upon exercise of the Securities such that the Warrant Shares, when issued, will not be subject to resale restrictions under the 1933 Act except to the extent that the Warrant Shares are owned by affiliates, and (ii) reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of Common Stock, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of the then-outstanding Securities, solely for the purpose of enabling it to issue Warrant Shares upon exercise of such Securities.

SECTION 4.           Payment of Expenses.

(a)           Expenses. The Company will pay or cause to be paid all of its actual and reasonable documented out-of-pocket expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters or to the purchasers, as applicable, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a “Blue Sky Survey” and any supplement thereto, (vi) the fees and expenses of any transfer agent, registrar or warrant agent for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the reasonable fees and disbursements of counsel to the Underwriters in connection with determining the compliance of the terms of the sale of the Securities with FINRA’s rules, (ix) the fees and expenses incurred in connection with the listing of the Warrant Shares on the Nasdaq Capital Market, and (x) the fees and disbursements of counsel for the Underwriters in connection with the offering contemplated by this Agreement; provided, however, that the Company’s obligations to pay the fees and disbursements of the Underwriters pursuant to this Section 4(a) shall not exceed an aggregate amount equal to $300,000.

(b)          Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i), Section 9(a)(iii) or Section 10 hereof, the Company shall reimburse the Underwriters for all of their reasonably documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.           Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information to the reasonable satisfaction of counsel to the Underwriters.

(b)           Opinions of Counsel for Company. At the Closing Time, the Representative shall have received the opinion and the negative assurance letter, each addressed to the Underwriters and dated the Closing Time, of Blank Rome LLP, counsel for the Company, together with the opinion of Chalker Flores, LLP, special counsel for the Company with respect to intellectual property matters.

(c)          Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the opinion, and negative assurance letter, each dated the Closing Time, of Covington & Burling LLP, counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters in form and substance satisfactory to the Representative. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.

(d)          Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the principal executive officer of the Company and of the principal financial officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) the Company has delivered executed copies of the Securities to the purchasers thereof, and (v) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(e)           Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Grassi & Co. CPAs, P.C. a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)           Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Grassi & Co. CPAs, P.C. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)          Exchange Listing. At the Closing Time, the Company shall have filed with Nasdaq a Listing of Additional Securities form with respect to the Securities.

(h)           Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit A hereto signed by all of the Company’s directors and executive officers.

(i)            Chief Financial Officer’s Certificate. On the date of this Agreement and at the Closing Time, the Representative shall have received from the Company a certificate of its principal financial officer with respect to certain financial data contained in the General Disclosure Package and the Prospectus, in form and substance satisfactory to the Representative.

(j)            Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(k)           Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 4, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6.           Indemnification.

(a)           Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)           against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)           Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)           Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel (in addition to one local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.           Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.           Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.           Termination of Agreement.

(a)           Termination. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in U.S. or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Capital Market, or (iv) if trading generally on the New York Stock Exchange or in the Nasdaq Capital Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10.         Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i)            if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)            if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Leerink Partners at 1301 Avenue of the Americas, 5th Floor, New York, New York, 10019, attention of Stuart R. Nayman.

SECTION 12.         No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its Subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its Subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13.         Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14.         Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons, officers, directors, Affiliates and selling agents referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and their respective controlling persons, officers, directors, Affiliates and selling agents and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.         Waiver of Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.         GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.         Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18.         TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.         Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 20.         Counterparts. This Agreement may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 21.         Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 22.         Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

IBIO, INC.

By:	/s/ Martin Brenner
Name: Martin Brenner
Title: CEO & CSO

CONFIRMED AND ACCEPTED
As of the date first above written:

LEERINK PARTNERS LLC

By:	/s/ Anurag Jindal, M.D.
Name: Anurag Jindal, M.D.
Title: Sr. Managing Director

For itself and as Representative of the other Underwriters named in Schedule A hereto.

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

SCHEDULE A

The combined initial public offering price shall be $0.699 per Pre-Funded Warrant to purchase a share of Common Stock and accompanying Series G Warrant to purchase (i) one-half of a share of Common Stock (or a Pre-Funded Warrant to purchase one-half of a share of Common Stock in lieu thereof) and (ii) Series H Warrant to purchase one-half of a share of Common Stock (or a Pre-Funded Warrant to purchase one-half of a share of Common Stock in lieu thereof).

Series G Warrants and Series H Warrants may not be exercised for fractional shares.

The combined purchase price per Pre-Funded Warrant and accompanying Series G Warrant to be paid by the several Underwriters shall be $0.657, an amount equal to the initial public offering price set forth above less $0.042 per Pre-Funded Warrant and accompanying Series G Warrant.

Name of Underwriter	Number of Pre-Funded Warrants	Number of Series G Warrants
Leerink Partners LLC	53,655,000	26,827,500
LifeSci Capital LLC	8,942,500	4,471,250
Oppenheimer & Co. Inc.	8,942,500	4,471,250

Total	71,540,000	35,770,000

SCHEDULE B-1

Pricing Terms

Securities to be Sold:

Pre-Funded Warrants to purchase 71,540,000 shares of Common Stock.

Series G Warrants to purchase (i) 35,770,000 shares of Common Stock (or Pre-Funded Warrants in lieu thereof) and (ii) Series H Warrants to purchase 35,770,000 shares of Common Stock (or Pre-Funded Warrants in lieu thereof).

Each Series G Warrant has an exercise price of $0.70 per share of Common Stock and accompanying Series H Warrant (or $0.699 per Pre-Funded Warrant and accompanying Series H Warrant).

Each Series H Warrant has an exercise price of $0.70 per share of Common Stock (or $0.699 per Pre-Funded Warrant).

Offering Price:

$0.699 per Pre-Funded Warrant to purchase a share of Common Stock and accompanying Series G Warrant to purchase (i) one-half of a share of Common Stock (or a Pre-Funded Warrant to purchase one-half of a share of Common Stock in lieu thereof) and (ii) Series H Warrant to purchase one-half of a share of Common Stock (or a Pre-Funded Warrant to purchase one-half of a share of Common Stock in lieu thereof).

SCHEDULE B-2

Free Writing Prospectuses

None

SCHEDULE B-3

List of Written Testing-the-Waters Communications

None